UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2018, Oaktree Capital Group, LLC (“Oaktree”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters (collectively, the “Underwriters”) to issue and sell (the “Offering”) 7,200,000 of Oaktree’s 6.625% Series A Preferred units, with a liquidation preference of $25.00 per unit (the “Series A Preferred units”), and, at the option of the Underwriters, up to an additional 1,080,000 Series A Preferred units solely to cover over-allotments, if any. The Offering is expected to close on May 17, 2018. The Underwriting Agreement contains certain customary representations, warranties and agreements by Oaktree, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (Registration No. 333-211371) filed with the Securities and Exchange Commission on May 13, 2016 (the “Registration Statement”) and a prospectus supplement, dated May 10, 2018 and filed with the Securities and Exchange Commission on May 10, 2018. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On May 10, 2018, Oaktree issued a press release announcing the pricing of $180 million of its 6.625% Series A Preferred units representing limited liability company interests with a liquidation preference of $25.00 per unit. In addition, Oaktree has granted the Underwriters an option to purchase up to an additional 1,080,000 Series A Preferred units solely to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Oaktree intends to use the net proceeds from the sale of the Series A Preferred units for general corporate purposes, including to fund investments.

Distributions on the Series A Preferred units, when and if declared by Oaktree, will be paid quarterly and are non-cumulative.

Oaktree intends to apply to list the Series A Preferred units on the New York Stock Exchange under the ticker symbol “OAK PR A”.

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 10, 2018, by and among Oaktree Capital Group, LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC.

12.1	Computation of Ratios.

99.1	Press release of Oaktree Capital Group, LLC, dated May 10, 2018.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect the current views of the Company with respect to the terms and conditions of, and completion of, the offering of the Class A units described above. The Company cannot assure that the offering will be consummated. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this Current Report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Forward-looking statements speak only as of the date of this Current Report. Except as required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Daniel D. Levin
	Name:	Daniel D. Levin
	Title:	Chief Financial Officer